POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, on this 1st day of December, 2010, the undersigned directors and officers of YUM! Brands, Inc. (the "Company") each constitutes and appoints Christian L. Campbell and John P. Daly, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of the Company relating to the Company's issuance and sale from time to time of up to 11,000,000 shares of its Common Stock, no par value per share, pursuant to the YUM! Brands Long Term Incentive Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.

/s/ David C. Novak
David C. Novak
Chairman of the Board
Chief Executive Officer and President
(principal executive officer)

/s/ Richard T. Carucci
Richard T. Carucci
Chief Financial Officer
(principal financial officer)

/s/ Ted F. Knopf
Ted F. Knopf
Senior Vice President Finance and Corporate Controller
(principal accounting officer)

/s/ David W. Dorman
David W. Dorman

/s/ Massimo Ferragamo
Massimo Ferragamo

/s/ J. David Grissom
J. David Grissom

/s/ Bonnie G. Hill
Bonnie G. Hill

/s/ Robert Holland, Jr.
Robert Holland, Jr.

/s/ Kenneth G. Langone
Kenneth G. Langone

/s/ Jonathan S. Linen
Jonathan S. Linen

/s/ Thomas C. Nelson
Thomas C. Nelson

/s/ Thomas M. Ryan
Thomas M. Ryan

/s/ Jing-Shyh S. Su
Jing-Shyh S. Su

/s/ Robert D. Walker
Robert D. Walter